Exhibit 10.1

Short-Term Incentive Plan - Revised Effective 3/1/2016

Overview
This document constitutes a written description of the cash bonus plan adopted by the Board of Directors of GP Strategies Corporation on June 30, 2010 and revised on March 1, 2016.

This cash bonus plan has seven categories and covers the executive team, business and general and administrative unit leaders, and other employees of GP Strategies Corporation and those subsidiaries who are designated to participate in this plan. The information below describes the cash portion of the bonus plan. This cash bonus plan may be amended, supplemented, or terminated by the Company at any time by action of the Compensation Committee of the Board of Directors.

Eligible Employees
The cash bonus plan applies to all employees who work a minimum of 1500 hours during the fiscal year, are not eligible to receive commissions or participate in any other short-term cash incentive compensation plan and are actively employed on the date of payment. Bonus payments will be pro-rated for employees who do not work a full fiscal year, such as new hires, retirees, employees who go on leave and employees who work on a part-time basis. Bonus payments will also be pro-rated for employees who transfer into, or out of, the plan from another specialized incentive plan or between categories of this plan.

Structure of the Plan
The cash bonus plan is intended to provide rewards based on annual performance and results that help GP Strategies reach key goals.

Under this plan each employee, other than employees participating in the General Pool, will have a cash bonus opportunity equal to a percentage of the employee’s base salary that varies by category and the actual amounts earned under this Plan will be a percentage of the bonus opportunity that is determined by achievement against a combination of corporate performance, group and/or business unit performance, and individual performance goals for each participant. The three types of goals will be weighted for purposes of bonus calculations as stated in the description of each category of the plan below. Each participant’s goals will be set annually as described under “Establishing Performance Goals” below.

Establishing Performance Goals

Not later than the 90th day of each plan year:

•	Corporate Performance: The Compensation Committee will recommend and the Board of Directors will approve one or more corporate objectives;

•	Group and/or Business Unit Performance: Each Group leader will recommend and the CEO will approve one or more Group and BU objectives; and

•
Individual Performance: The CEO will recommend and the Board of Directors will approve one or more individual objectives for employees in the Executive Category (or, absent action by the Board of Directors, approved by the CEO/President; and for other plan categories (other than the General Pool) each Group Leader (or in the case of Category 3, the CFO) will recommend and the CEO/President will approve individual performance objectives for participating employees in such Group.

Corporate and Group/BU objectives will not be modified or adjusted once they are established for the year unless: (i) unforeseen circumstances occur which would have influenced the setting of the measurements, had such circumstances been known at that time; or (ii) significant unusual activity occurs during the course of the year that had not been known or anticipated when setting the performance measurements. Any such change will require the approval of the Compensation Committee. Individual objectives will not be modified or adjusted without approval from the CEO/President or, if the objective was established by the Board of Directors, the Board of Directors.

For purposes of this Plan, gains from extraordinary events, such as the sale of a business or substantial assets not in the ordinary course, shall not be included in the bonus calculation for any year unless expressly approved by the Compensation Committee or the Board.

The outcome of each goal shall be substantially uncertain at the time it is established to ensure a minimum level of success is achieved before any bonus amounts are earned. Goals may be established that have a single threshold at which the participant receives full credit for the goal in bonus calculation or multiple thresholds at which the participant receives different levels of credit for the goal in bonus calculation. If the threshold (or the lowest threshold if more than one is established) is not achieved, the participant will not receive any credit for that goal in bonus calculation. In addition, the Compensation Committee will recommend and the Board of Directors will set one or more minimum performance goals annually (the “Annual Minimum Goals”) to ensure each Group/BU achieves a certain level of success prior to employees in that Group/BU receiving full credit for the achievement of corporate performance goals.

Plan Categories
The employees of the Company are assigned to plan categories as follows:

•	Executive Category: The CFO, Group Leaders and General Counsel. Note this plan does not include the CEO/President.

•	Category 1: Business Unit Leaders that have responsibility for multiple business units totaling a minimum of $30M of annual revenue.

•	Category 2: BU Leaders that have responsibility for a business unit or multiple units with a minimum of $10M of annual revenue.

•	Category 3: G&A senior leaders responsible for a corporate level functional area in the company.

•	Category 4: Vice Presidents not already covered in Category 1, 2 or 3.

•	Category 5: BU or SBU Leaders that have a responsibility for less than $10M of annual revenue but at least $5M of annual revenue.

•	General Pool: All other employees who are not excluded from the Plan.

Executive Category Bonus Plan
Bonus Opportunity: Executive category employees may earn bonuses up to 50% of the employee’s base salary on the date the performance goals are established for the year (unless amounts are payable under “Additional Bonus Payments”).

Calculation of Actual Bonus Amount: The employee will earn a percentage (up to 100%) of his or her bonus opportunity based on achievement against each applicable annual performance goal and the allocation set forth below, subject to reduction for failure to meet the Annual Minimum Goals:

Category of Goals	% of Bonus Opportunity Attributable to Goal	Goals
Corporate Objectives = up to 70%	Up to 56% based on Company Income before Tax growth	TBD Annually
	Up to 14% based on Company Revenue growth	TBD Annually
Group Objectives (Group Leaders) = up to 20%	Up to 16% based on Group Income before Tax growth	TBD Annually
	Up to 4% based on Group Revenue growth	TBD Annually
Group Objectives (CFO and General Counsel) = up to 20%	Up to 20% of the CFO goal is based on SG&A expense management as a % of revenue	TBD Annually

Up to 20% of the General Counsel goal is based on achievement of objectives recommended by the Compensation Committee and approved by the Board or, if no objectives are approved by the Board, the Corporate Objectives
TBD Annually
Individual Objectives = up to 10%	To be assigned in accordance with the process set forth under “Establishing Performance Goals”	TBD Annually

Example Calculation: For example, if 60% of the target score is earned then the bonus payment will equal 30% of the executive’s base pay (50% of the target bonus amount as a % of base pay * 60% of bonus target achieved = 30% of base pay.)

Category 1 Bonus Plan
Bonus Opportunity: Category 1 employees may earn bonuses up to 30% of the employee’s base salary on the date the performance goals are established (unless amounts are payable under “Additional Bonus Payments”).

Calculation of Actual Bonus Amount: The employee will earn a percentage (up to 100%) of his or her bonus opportunity based on achievement against each applicable annual performance goal and the allocation set forth below, subject to reduction for failure to meet the Annual Minimum Goals:

Category	% of Bonus Target	Goals
Corporate Objective = up to 50%	Up to 40% based on Company Income before Tax growth	TBD Annually
	Up to 10% based on Company Revenue growth	TBD Annually
Group Objective = up to 20%	Up to 16% based on Group Income before Tax growth	TBD Annually
	Up to 4% based on Group Revenue growth	TBD Annually
BU Objective = up to 20%	Up to 16% based on BU Income before Tax growth	TBD Annually
	Up to 4% based on BU Revenue growth	TBD Annually
Individual Objective = up to 10%	To be assigned in accordance with the process set forth under “Establishing Performance Goals”	TBD Annually

Category 2 Bonus Plan
Bonus Opportunity: Category 2 employees may earn bonuses up to 25% of the employee’s base salary on the date the performance goals are established (unless amounts are payable under “Additional Bonus Payments”).

Calculation of Actual Bonus Amount: The employee will earn a percentage (up to 100%) of his or her bonus opportunity based on achievement against each applicable annual performance goal and the allocation set forth below, subject to reduction for failure to meet the Annual Minimum Goals:

Category	% of Bonus Target	Goals
Corporate Objective = up to 40%	Up to 32% based on Company Income before Tax growth	TBD Annually
	Up to 8% based on Company Revenue growth	TBD Annually
Group Objective = up to 25%	Up to 20% based on Group Income before Tax growth	TBD Annually
	Up to 5% based on Group Revenue growth	TBD Annually
BU Objective = up to 25%	Up to 20% based on BU Income before Tax growth	TBD Annually
	Up to 5% based on BU Revenue growth	TBD Annually
Individual Objective = up to 10%	To be assigned in accordance with the process set forth under “Establishing Performance Goals”	TBD Annually

Category 3 Bonus Plan
Bonus Opportunity: Category 3 employees may earn bonuses up to 25% of the employee’s base salary on the date the performance goals are established (unless amounts are payable under “Additional Bonus Payments”).

Calculation of Actual Bonus Amount: The employee will earn a percentage (up to 100%) of his or her bonus opportunity based on achievement against each applicable annual performance goal and the allocation set forth below, subject to reduction for failure to meet the Annual Minimum Goals:

Category	% of Bonus Target	Goals
Corporate Objective = up to 50%	Up to 40% based on Company Income before Tax growth	TBD Annually
	Up to 10% based on Company Revenue growth	TBD Annually
Group Objective = up to 20%	Up to 20% based on SG&A expense management as a % of revenue.	TBD Annually
BU Objective = up to 20%	Up to 20% based on individual unit expense management year over year	TBD Annually
Individual Objective = up to 10%	To be assigned in accordance with the process set forth under “Establishing Performance Goals”	TBD Annually

Category 4 Bonus Plan
Bonus Opportunity: Category 4 employees may earn bonuses up to 10-25% (determined by the CEO/President) of the employee’s base salary on the date the performance goals are established (unless amounts are payable under “Additional Bonus Payments”).

Calculation of Actual Bonus Amount: The employee will earn a percentage (up to 100%) of his or her bonus opportunity based on achievement against each applicable annual performance goal and the allocation set forth below, subject to reduction for failure to meet the Annual Minimum Goals:

Category	% of Bonus Target	Goals
Corporate Objective = up to 70%	Up to 56% based on Company Income before Tax growth	TBD Annually
	Up to 14% based on Company Revenue growth	TBD Annually
Individual Objective = up to 30%	To be assigned in accordance with the process set forth under “Establishing Performance Goals”	TBD Annually

Category 5 Bonus Plan
Bonus Opportunity: Category 5 employees may earn bonuses up to 10% of the employee’s base salary on the date the performance goals are established (unless amounts are payable under “Additional Bonus Payments”).

Calculation of Actual Bonus Amount: The employee will earn a percentage (up to 100%) of his or her bonus opportunity based on achievement against each applicable annual performance goal and the allocation set forth below, subject to reduction for failure to meet the Annual Minimum Goals:

Category	% of Bonus Target	Goals
Corporate Objective = up to 30%	Up to 24% based on Company Income before Tax growth	TBD Annually
	Up to 6% based on Company Revenue growth	TBD Annually
Group Objective = up to 30%	Up to 24% based on Group Income before Tax growth	TBD Annually
	Up to 6% based on Group Revenue growth	TBD Annually
BU Objective = up to 30%	Up to 24% based on BU Income before Tax growth	TBD Annually
	Up to 6% based on BU Revenue growth	TBD Annually
Individual Objective = up to 10%	To be assigned in accordance with the process set forth under “Establishing Performance Goals”	TBD Annually

The total of the Corporate, Group and Individual scores will be added together to determine the actual percent of the target bonus amount achieved for each Category 5 participant.

General Pool
Each year the CEO will recommend to the Board of Directors and the Board of Directors will approve corporate performance objectives to fund this category. If the approved objectives are achieved, the CEO/President will allocate to each group an amount from which the Group leaders may recommend bonuses for their employees. The CEO/President must approve Group Leader recommendations.

Additional Bonus Payments

Additionally, 40% of EBITDA that exceeds a target established by the Compensation Committee no later than the 90th day of each calendar year may be distributed to plan participants to the extent approved by the Compensation Committee. No individual’s total cash bonus for any calendar year, with all components added, may exceed 100% of the individual’s annual salary.

If approved by the Compensation Committee or the Board, the Company may pay bonuses to employees who might not otherwise be eligible under this Plan and/or bonus amounts that may be in excess of the amounts otherwise payable to one or more employees under this Plan, it being intended that the Company have the ability to reward conduct and achievements that are beneficial to the Company (e.g., cross-selling of services or products) under circumstances that might not otherwise be rewarded under this Plan.

Certain General and Administrative Provisions

Bonus payments will be made after approval by the CEO/President and after completion of the year-end audit.

Neither the establishment of this Plan nor the provision for or payment of any amounts hereunder nor any action of the Company, the Board or any Committee of the Board in respect of this Plan shall be held or construed to confer upon any person any legal right to receive any benefit under this Plan. Nothing contained in this Plan (or in any other documents under this Plan) shall confer upon any person any right to continue in the employ of the Company or any subsidiary of the Company, constitute any contract or agreement of employment, or interfere in any way with the right of the Company to change a person's compensation or other benefits, or to terminate his or her employment, with or without cause.

No payments under this Plan shall be made until the Compensation Committee determines whether performance objectives have been achieved and the Board of Directors approves payment. Bonuses payable under this Plan shall be payable from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such amounts. No person shall have any right, title or interest in any fund or in any specific asset of the Company by reason of being eligible to receive a bonus under this Plan. Neither the provisions of this Plan (nor of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that a person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Unless otherwise determined by the Committee, a Participant must be actively employed (or on a qualified leave of absence) and in good standing with the Company on the date the Award is to be paid.

All amounts paid under this Plan shall be subject to mandatory repayment by the employee to the Company to the extent required by (1) any Company or Affiliate “clawback” or recoupment policy, or (2) any applicable laws, rules, or regulations which impose mandatory recoupment, under circumstances set forth in such applicable laws, rules, or regulations, in each case as in effect on the date a bonus is paid.

No person eligible under any other plan or agreement to receive bonuses, commissions or other incentive compensation based on the financial performance of the Company or any subsidiary of the Company shall be eligible to receive a bonus or other compensation under this Plan without the express approval of the Board.
Any decision made or action taken by, or inaction of, the Company, the Board or any Committee of the Board arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of this Plan that is within its authority hereunder or applicable law shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons.
Nothing in this Plan shall limit or be deemed to limit the authority of the Board or any Committee of the Board to authorize any other compensation under any other plan or authority.